UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2014
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Effective February 10, 2014, Gjon N. Nivica, Jr.  resigned as Corporate Secretary of Celanese Corporation (the “Company”) while retaining his positions as Senior Vice President and General Counsel of the Company.
(d)     On February 6, 2014, the Board of Directors (the “Board”) of the Company increased the size of the Board from nine to ten members and elected Jean S. Blackwell as a Class I member of the Board, effective February 11, 2014. Ms. Blackwell will serve on the Audit Committee of the Board. There are no arrangements or understandings between Ms. Blackwell and any other person pursuant to which she was elected as a director.

Consistent with the compensation provided to all non-management directors, Ms. Blackwell will receive an annual director retainer fee of $100,000 in cash and $120,000 in time-vesting restricted stock units, to be pro-rated accordingly from the effective date of her election. The restricted stock units will vest in full one year from the date of grant. In addition, in accordance with Company policy, Ms. Blackwell will be reimbursed for actual expenses incurred on behalf of the Company.

Ms. Blackwell has been elected to serve on the Board until the Company's 2014 Annual Meeting of Stockholders on April 24, 2014 at which time she will be a nominee for election by the Company's stockholders.

A copy of the press release announcing Ms. Blackwell's election is furnished hereto as Exhibit 99.1.

(e)    On February 6, 2014, the Compensation and Management Development Committee of the Board approved the amendment and restatement of the Celanese Americas Supplemental Retirement Savings Plan (as amended, the “Supplemental Plan”) effective January 1, 2014. As amended, the Supplemental Plan applies to all domestic employees of the Company, including the named executive officers, who have a base salary in excess of the compensation limit under Internal Revenue Code Section 401(a)(17) (currently, $260,000).

The Supplemental Plan is an unfunded, nonqualified defined contribution plan under which the Company will allocate up to 11% of the participant's salary in excess of the compensation limits under the Celanese Americas Retirement Savings Plan, or CARSP (5% retirement contribution and 6% Company Savings Plan matching contribution). The amount contributed to the Supplemental Plan on behalf of the participant is credited with earnings based on the earnings rate of an investment fund chosen by the participant from a group of approved options generally matching the investment alternatives under the CARSP. Distributions under the Supplemental Plan are in the form of a lump sum payment that is paid as soon as administratively practicable after termination of employment. Prior to the amendment and restatement, the Supplemental Plan was limited to eligible participants who were employed by the Company prior to January 1, 2001.

The foregoing summary of the Supplemental Plan is qualified in its entirety by reference to the Supplemental Plan, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.
The information contained in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
(d) Exhibits

Exhibit Number	Description
10.1	Celanese Americas Supplemental Retirement Savings Plan, as amended and restated effective January 1, 2014
99.1	Press Release dated February 11, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ JAMES R. PEACOCK III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and
Corporate Secretary
Date: February 12, 2014

Exhibit Index

Exhibit Number	Description
10.1	Celanese Americas Supplemental Retirement Savings Plan, as amended and restated effective January 1, 2014
99.1	Press Release dated February 11, 2014